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                                                                       EXHIBIT 1

                             Joint Filing Agreement


           In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, no par value, of Computer Research, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of July, 2000.

                                       CRI ACQUISITION, INC.



                                       Signature:   /s/ Rodger O. Riney
                                                 -------------------------------
                                                   Rodger O. Riney, President,
                                                   Treasurer  and Secretary




                                       /s/ Rodger O. Riney
                                       -----------------------------------------
                                       Rodger O. Riney